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                                                                      EXHIBIT 11

                    FRUIT OF THE LOOM, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                      YEAR ENDED DECEMBER 31,
                                                      --------------------------------------------------------
                                                        1995        1994        1993        1992        1991
                                                      ---------    -------    --------    --------    --------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY:
Earnings (loss) available to common shares:
  Earnings (loss) before extraordinary items and
    cumulative effect of change in accounting
    principles.....................................   $(227,300)   $60,300    $212,800    $188,500    $111,000
  Extraordinary items..............................          --         --      (8,700)     (9,900)         --
  Cumulative effect of change in accounting
    principles.....................................      (5,200)        --       3,400          --          --
                                                      ---------    -------    --------    --------    --------
  Net earnings (loss)..............................   $(232,500)   $60,300    $207,500    $178,600    $111,000
                                                      =========    =======    ========    ========    ========
Average common shares outstanding..................      76,000     76,000      76,000      76,000      69,400
                                                      =========    =======    ========    ========    ========
Per Share:
  Earnings (loss) before extraordinary items and
    cumulative effect of change in accounting
    principles.....................................   $   (2.99)   $   .79    $   2.80    $   2.48    $   1.60
  Extraordinary items..............................          --         --        (.11)       (.13)         --
  Cumulative effect of change in accounting
    principles.....................................        (.07)        --         .04          --          --
                                                      ---------    -------    --------    --------    --------
  Net earnings (loss)..............................   $   (3.06)   $   .79    $   2.73    $   2.35    $   1.60
                                                      =========    =======    ========    ========    ========
FULLY DILUTED:
Earnings (loss) available to common shares:
  Earnings (loss) before extraordinary items and
    cumulative effect of change in accounting
    principles.....................................   $(227,300)   $60,300    $212,800    $188,500    $111,000
  Add-interest on 6 3/4% convertible subordinated
    debentures, net of tax.........................          --         --          --          --       1,500
                                                      ---------    -------    --------    --------    --------
  Adjusted earnings (loss) before extraordinary
    items and cumulative effect of change in
    accounting principles..........................    (227,300)    60,300     212,800     188,500     112,500
  Extraordinary items..............................          --         --      (8,700)     (9,900)         --
  Cumulative effect of change in accounting
    principles.....................................      (5,200)        --       3,400          --          --
                                                      ---------    -------    --------    --------    --------
Adjusted net earnings (loss).......................   $(232,500)   $60,300    $207,500    $178,600    $112,500
                                                      =========    =======    ========    ========    ========
Common shares outstanding per primary
  computation......................................      76,000     76,000      76,000      76,000      69,400
Add: shares issuable from assumed exercise of
  6 3/4% convertible debentures....................          --         --          --          --       3,000
Additional effect of outstanding options as
  determined by the application of the treasury
  stock method.....................................          --         --          --          --         400
                                                      ---------    -------    --------    --------    --------
      Total........................................      76,000     76,000      76,000      76,000      72,800
                                                      =========    =======    ========    ========    ========
Per Share:
  Earnings (loss) before extraordinary items and
    cumulative effect of change in accounting
    principles.....................................   $   (2.99)   $   .79    $   2.80    $   2.48    $   1.55
  Extraordinary items..............................          --         --        (.11)      (0.13)         --
  Cumulative effect of change in accounting
    principles.....................................        (.07)        --         .04          --          --
                                                      ---------    -------    --------    --------    --------
  Net earnings (loss)..............................   $   (3.06)   $   .79    $   2.73    $   2.35    $   1.55
                                                      =========    =======    ========    ========    ========

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